UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2005

RENTECH, INC.
(Exact name of registrant as specified in its charter)

Colorado	0-19260	84-0957421
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1331 17th Street, Suite 720 Denver, Colorado		80202-1557
(Address of principal executive offices)		(Zip Code)

(Registrant’s telephone number, including area code): (303) 298-8008

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13a-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

          On September 16, 2005, Rentech, Inc. (the “Company”) entered into a Purchase and Sale Agreement with RFC-Sand Creek Development, LLC (“RFC”) to purchase the remaining 50% of the membership interests in Sand Creek, LLC (“Sand Creek”) that the Company did not already own for a purchase price of $1.4 million (reported under Item 1.01 in the Company’s Form 8-K dated September 22, 2005).  The Company successfully closed this transaction with RFC on October 7, 2005 and now owns 100% of the membership interests of Sand Creek.

          Sand Creek’s principal asset is a 17 acre piece of property in Commerce City, Colorado which is the site of a 1,000 barrel per day methanol plant that has been inactive since the mid 1990’s.  The Company plans to build and operate a Fischer-Tropsch coal-to-liquids Product Development Unit facility on the Commerce City property.

          A copy of the Purchase and Sale Agreement is filed as Exhibit 10.1 to the Company’s Form 8-K dated September 22, 2005 and incorporated in this Item 8.01 by reference.

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SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENTECH, INC.

Date: October 13, 2005	By:	/s/ D. Hunt Ramsbottom

D. Hunt Ramsbottom
President

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